AGREEMENT AND PLAN
                          OF MERGER AND REINCORPORATION

     This Agreement and Plan of Merger and Reincorporation (this "Agreement"),
                                                                  ---------
dated as of June 23, 2003, is by and between Telaxis Communications Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts ("Telaxis"), and YDI Wireless, Inc., a wholly-owned subsidiary of Telaxis
  -------
organized under the laws of the State of Delaware ("YDI Wireless"). The two
                                                    ------------
corporations are hereinafter sometimes called the "Constituent Corporations."
                                                   ------------------------
Telaxis is hereinafter also sometimes referred to as the "Merged Corporation,"
                                                          ------------------
and YDI Wireless is hereinafter also sometimes referred to as the "Surviving
                                                                   ---------
Corporation."
-----------
                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Massachusetts Business Corporation Law (the "MBCL") and the
                                                                 ----
Delaware General Corporation Law (the "DGCL"), Telaxis and YDI Wireless will
                                       ----
enter into a business combination transaction pursuant to which Telaxis will merge with and into YDI Wireless (the "Merger").
                                       ------

     B. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").
                       ----

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Merger. At the Effective Time (as defined in Section 8 below) and
        ------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the MBCL and DGCL, Telaxis shall be merged with and into YDI Wireless, the separate corporate existence of Telaxis shall cease, and YDI Wireless shall continue as the surviving corporation.

     2. Effect of Merger.
        ----------------

        (a) At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the MBCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, powers, and franchises of Telaxis and YDI Wireless shall vest in the Surviving Corporation, and all debts, liabilities, and duties of Telaxis and YDI Wireless shall become the debts, liabilities, and duties of the Surviving Corporation. The Surviving Corporation shall indemnify the directors and officers of each of the Constituent Corporations against all such debts, liabilities, and duties and against all claims and demands arising out of or relating to the Merger.

        (b) All corporate acts, plans, policies, approvals, and authorizations of Telaxis, its stockholders, board of directors, committees elected or appointed by the board of directors, officers, and agents, which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, approvals, and authorizations of the Surviving Corporation and shall be effective and binding thereon as they were on Telaxis. The employees of Telaxis shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits they enjoyed as employees of Telaxis.

     3. Charter and By-laws.
        -------------------

        (a) The Certificate of Incorporation of YDI Wireless shall be amended and restated to read in substantially the same form as attached hereto as Exhibit A and shall be the Certificate of Incorporation of the Surviving Corporation until the same shall be altered, amended, or repealed as provided therein or in accordance with applicable law.

        (b) The By-laws of YDI Wireless, as they exist immediately prior to the Effective Time, shall be and remain the By-laws of the Surviving Corporation until the same shall be altered, amended, or repealed as provided therein or in accordance with applicable law.

     4. Directors and Officers. The directors and officers of YDI Wireless shall
        ----------------------
continue in office as the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     5. Effect on Capital Stock. At the Effective Time, by virtue of the Merger
        -----------------------
and without any action on the part of Telaxis, YDI Wireless, the holders of any of the following securities, or any other person or entity:

        (a) Each share of common stock, par value $.01 per share, of YDI Wireless, which is issued and outstanding immediately prior to the Effective Time, shall be canceled.

        (b) Each share of common stock, par value $.01 per share, of Telaxis (the "Telaxis Common Stock") and the associated Right (as defined below) issued
      --------------------
and outstanding immediately prior to the Effective Time (other than any shares of Telaxis Common Stock to be canceled pursuant to Section 5(c) and Telaxis Dissenting Shares (as defined in Section 5(d)) will be canceled and extinguished and be automatically converted into the right to receive one (1) share of common stock, par value $.01 per share, of YDI Wireless (the "YDI Wireless Common
                                                       -------------------
Stock") upon surrender of the certificate representing such share of Telaxis
-----
Common Stock in the manner provided in Section 6 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 6(g)). "Rights" has the same meaning
                                                    ------
as the term "Rights" under the Rights Agreement dated as of May 18, 2001 between Telaxis and Registrar and Transfer Company as rights agent, as amended to date (the "Rights Plan").
      -----------

        (c) Each share of Telaxis Common Stock held in the treasury of Telaxis or owned by YDI Wireless, Telaxis, or any direct or indirect wholly owned subsidiary of Telaxis or of YDI Wireless immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

        (d) Notwithstanding anything in this Agreement to the contrary, shares of Telaxis Common Stock that have not been voted for adoption of this Agreement and with respect to which appraisal rights shall have been properly perfected in accordance with Sections 85 through 98 of the MBCL (the "Telaxis Dissenting
                                                         ------------------
Shares") shall not be converted into the right to receive shares of YDI Wireless
------
Common Stock in accordance with this Agreement, at or after the Effective Time, unless and until the holder of such Telaxis Dissenting Shares withdraws its demand for such appraisal in accordance with the MBCL or becomes ineligible for such appraisal. If a holder of Telaxis Dissenting Shares shall withdraw its demand for such appraisal in accordance with the MBCL, or shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Telaxis Dissenting Shares shall cease to be Telaxis Dissenting Shares and shall be deemed to have converted as of the Effective Time into the right to receive the shares of YDI Wireless Common Stock into which its Telaxis Common Stock would otherwise have converted as of the Effective Time pursuant to this Agreement.

        (e) At the Effective Time, each option to purchase Telaxis Common Stock then outstanding under Telaxis' Incentive Stock Option Plan of 1986, 1987 Stock Plan, 1988 Stock Plan, 1996 Stock Plan, 1997 Stock Plan, 1999 Stock Plan, and 2001 Nonqualified Stock Option Plan and the Young Design, Inc. 2002 Stock Incentive Plan (collectively, the "Telaxis Stock Option Plan") shall be assumed
                                   -------------------------
by YDI Wireless in accordance with the terms of Section 7 below. In addition, at the Effective Time, all outstanding warrants which provide for the issuance of Telaxis Common Stock upon exercise of the warrant (collectively, the "Telaxis
                                                                      -------
Warrants") shall be assumed by YDI Wireless and adjusted in accordance with
--------
their respective terms to provide for the issuance of an appropriate number of shares of YDI Wireless Common Stock (instead of the issuance of Telaxis Common Stock) as contemplated by Section 7 below.

        (f) Notwithstanding any other provision of this Agreement, at the Effective Time, the Rights Plan shall be terminated pursuant to the terms thereof.

     6. Surrender of Stock Certificates
        -------------------------------

        (a) Registrar and Transfer Company, or another similar institution selected by YDI Wireless, shall act as exchange agent (the "Exchange Agent") in
                                                            --------------
the Merger.

        (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented
      ------------
outstanding shares of Telaxis Common Stock whose shares were converted into the right to receive shares of YDI Wireless Common Stock pursuant to Section 5, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as YDI Wireless may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of YDI Wireless Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by YDI Wireless, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of YDI Wireless Common Stock which such holder has the right to receive pursuant to Section 5, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, immediately prior to the Effective Time, represented shares of Telaxis Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the number of full shares of YDI Wireless Common Stock into which such shares of Telaxis Common Stock shall have been so converted in accordance with Section 5.

        (c) No dividends or other distributions declared or made after the date of this Agreement with respect to YDI Wireless Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of YDI Wireless Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of YDI Wireless Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of YDI Wireless Common Stock.

        (d) If any certificate for shares of YDI Wireless Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to YDI Wireless or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of YDI Wireless Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of YDI Wireless or any agent designated by it that such tax has been paid or is not payable.

        (e) Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, the Surviving Corporation, or any party hereto shall be liable to a holder of shares of YDI Wireless Common Stock or Telaxis Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

        (f) All shares of YDI Wireless Common Stock issued upon the surrender for exchange of shares of Telaxis Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Telaxis Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Telaxis Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing shares of Telaxis Common Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 6.

        (g) In the event any certificates evidencing shares of Telaxis Common Stock shall have been lost, stolen, or destroyed, the Exchange Agent shall, upon the making of an affidavit of that fact by the holder thereof, issue in exchange for such shares of Telaxis Common Stock, such shares of YDI Wireless Common Stock as may be required pursuant to Section 5; provided, however, that YDI Wireless may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against YDI Wireless, the Surviving Corporation, or the Exchange Agent with respect to the certificates alleged to have been lost, stolen, or destroyed.

     7. Telaxis Stock Options and Warrants.
        ----------------------------------

        (a) At the Effective Time, YDI Wireless shall and hereby does adopt, assume, and continue the Telaxis Stock Option Plan, as in effect immediately prior to the Effective Time, automatically without the need of any further action.

        (b) At the Effective Time, each outstanding option to purchase shares of Telaxis Common Stock (each a "Telaxis Stock Option") under the Telaxis Stock
                              --------------------
Option Plan, whether vested or unvested, will be assumed by YDI Wireless automatically without the need of any further action. Each Telaxis Stock Option so assumed by YDI Wireless under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Telaxis Stock Option Plan immediately prior to the Effective Time, except that (i) such Telaxis Stock Option shall entitle the holder to purchase (subject to the same vesting provisions set forth in such Telaxis Stock Option) that number of whole shares of YDI Wireless Common Stock equal to number of shares of Telaxis Common Stock that were issuable upon exercise of such Telaxis Stock Option immediately prior to the Effective Time (without regard to vesting), (ii) the per share exercise price for the shares of YDI Wireless Common Stock issuable upon exercise of such assumed Telaxis Stock Option shall be equal to the exercise price per share of Telaxis Common Stock at which such Telaxis Stock Option was exercisable immediately prior to the Effective Time, and (iii) such Telaxis Stock Option shall no longer be exercisable for Telaxis Common Stock.

        (c) Promptly after the Effective Time, the Surviving Corporation shall issue to each holder of an outstanding Telaxis Stock Option a document evidencing the foregoing assumption of such Telaxis Stock Option by YDI Wireless.

        (d) It is the intention of the parties that the Telaxis Stock Options assumed by YDI Wireless qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Telaxis Stock Options qualified as incentive stock options immediately prior to the Effective Time.

        (e) At the Effective Time, the Telaxis Warrants shall be exercisable for the appropriate number of shares of YDI Wireless Common Stock instead of being exercisable for shares of Telaxis Common Stock in accordance with the terms of the Telaxis Warrants.

        (f) Prior to the Effective Time, YDI Wireless shall take all corporate action necessary to reserve for issuance a sufficient number of shares of YDI Wireless Common Stock for delivery upon exercise of the Telaxis Stock Options and the Telaxis Warrants.

     8. Condition; Effective Time. This Agreement shall be submitted to the
        -------------------------
stockholders of each of the Constituent Corporations as and to the extent provided by law. The Merger shall take effect (the "Effective Time") when any
                                                    --------------
and all documents or instruments
necessary to complete the Merger, pursuant to the requirements of the MBCL and the DGCL, are accepted for filing by the appropriate office of the Commonwealth of Massachusetts and the State of Delaware, respectively, or at such subsequent date or time as may be specified in those documents or instruments.

     9. Termination and Abandonment. This Agreement and the transactions
        ---------------------------
contemplated hereby may be terminated or abandoned by (i) either Constituent Corporation at any time prior to its adoption by the stockholders of both of the Constituent Corporations as and to the extent provided by law or (ii) the mutual consent of the Constituent Corporations at any time after such adoption by such stockholders and prior to the Effective Time, in each case for any reason or for no reason. In the event of such termination or abandonment, this Agreement shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the Constituent Corporations or of its board of directors, officers, or stockholders.

     10. Tax Consequences. It is intended by the Constituent Corporations that
         ----------------
the Merger shall constitute a plan of reorganization within the meaning of
Section 368 of the Code.

     11. Massachusetts Consent. As of the Effective Time, the Surviving
         ---------------------
Corporation hereby (i) agrees that, so long as any such liability of Telaxis or the Surviving Corporation remains outstanding in the Commonwealth of Massachusetts, it may be sued in the Commonwealth of Massachusetts for any prior obligation of Telaxis and any obligation of the Surviving Corporation thereafter incurred, including the obligation created by MBCL Section 85 and (ii) irrevocably appoints the Secretary of State of the Commonwealth of Massachusetts as its agent for service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in Massachusetts General Laws, Chapter 181.

     12. Further Assurances. If, at any time after the Effective Time, any other
         ------------------
action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers, and franchises of Telaxis and YDI Wireless, the officers and directors of the Surviving Corporation are hereby authorized in the name of the corporations that were the Constituent Corporations to execute, acknowledge, seal, deliver, and perform all agreements, instruments, and other documents and to do all things as any of them may deem necessary or desirable to effect the foregoing purposes.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Telaxis and YDI Wireless have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

                                            TELAXIS COMMUNICATIONS CORPORATION



[Seal]                                      By: /s/ Michael F. Young
                                                --------------------------------
                                            Name: Michael F. Young
                                            Title: President


[Seal]                                      By: /s/ Patrick L. Milton
                                                --------------------------------
                                            Name: Patrick L. Milton
                                            Title: Treasurer


                                            YDI WIRELESS, INC.



[Seal]                                      By: /s/ Michael F. Young
                                                --------------------------------
                                            Name: Michael F. Young
                                            Title: President

ATTEST:



By: /s/ David L. Renauld
    -------------------------------
Name: David L. Renauld
Title: Vice President and Secretary

                                                                       Exhibit A
                                                                       ---------

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               YDI WIRELESS, INC.


     The present name of the corporation is YDI Wireless, Inc. The corporation was incorporated under the name YDI Wireless, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 5, 2003. This Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

     FIRST. The name of the corporation is YDI Wireless, Inc.

     SECOND. The address of the corporation's registered office in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one hundred four million five hundred thousand (104,500,000), consisting of four million five hundred thousand (4,500,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock"), and one hundred million (100,000,000) shares of Common Stock, par value $.01 per share (hereinafter referred to as "Common Stock").


     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

        (a) The designation of the series, which may be by distinguishing number, letter or title.

        (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

        (c) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

        (d) Dates at which dividends, if any, shall be payable.

        (e) The redemption rights and price or prices, if any, for shares of the series.

        (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

        (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation.

        (h) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

        (i) Restrictions on the issuance of shares of the same series or of any other class or series.

        (j) The voting rights, if any, of the holders of shares of the series.


     The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

     The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.

     FIFTH. Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

     SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation.

     SEVENTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     EIGHTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.



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                                     10

     IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this __th day of ________, 2003.


                                           YDI WIRELESS, INC.


                                           By:
                                              ------------------------------
                                                Name:
                                                Title: